Exhibit 99.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-149828 on Form S-8 of our report dated June 26, 2008 appearing in this Annual Report on Form 11-K of National Grid USA Companies’ Incentive Thrift Plan II for the year ended December 31, 2007.
/s/ Clifton Gunderson LLP
Milwaukee, Wisconsin
June 30, 2008